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                                                                   EXHIBIT 10.47




                                CREDIT AGREEMENT

                     Dated effective as of December 21, 2000

                                     Between

                             COLORADO MEDTECH, INC.,
                      CIVCO MEDICAL INSTRUMENTS CO., INC.,
                                BIOMED Y2K, INC.,
                                       AND
                 CMED CATHETER AND DISPOSABLES TECHNOLOGY, INC.

                      Collectively Referred to As Borrower

                                       and

                          KEYBANK NATIONAL ASSOCIATION

                                    as Lender







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                                TABLE OF CONTENTS

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                                                                                                                  Page
ARTICLE I.  DEFINITIONS........................................................................................     4
         SECTION 1.1.   Defined Terms..........................................................................     4
         SECTION 1.2.   Terms Generally.......................................................................     14

ARTICLE II.  THE CREDIT.......................................................................................     14
         SECTION 2.1.   Amount of Credit......................................................................     14
         SECTION 2.2.   Loan Evidenced by Promissory Note.....................................................     15
         SECTION 2.3.   Interest Rates........................................................................     15
         SECTION 2.4.   Interest Payments.....................................................................     16
         SECTION 2.5.   Prepayment............................................................................     16
         SECTION 2.6.   Notice of Borrowings..................................................................     17
         SECTION 2.7.   Fees..................................................................................     17
         SECTION 2.8.   Termination of Commitments............................................................     17
         SECTION 2.9.   Computation of Interest and Fees......................................................     17
         SECTION 2.10.  Additional Costs......................................................................     17
         SECTION 2.11.  Illegality............................................................................     18
         SECTION 2.12.  Payments..............................................................................     19

ARTICLE III.  REPRESENTATIONS AND WARRANTIES..................................................................     19
         SECTION 3.1.   Organization; Powers..................................................................     19
         SECTION 3.2.   Authorization.........................................................................     19
         SECTION 3.3.   Enforceability........................................................................     20
         SECTION 3.4.   Governmental Approvals................................................................     20
         SECTION 3.5.   Financial Statements..................................................................     20
         SECTION 3.6.   No Material Adverse Change............................................................     20
         SECTION 3.7.   Title to Properties; Possession Under Leases..........................................     20
         SECTION 3.8.   Subsidiaries..........................................................................     21
         SECTION 3.9.   Litigation............................................................................     21
         SECTION 3.10.  Agreements............................................................................     21
         SECTION 3.11.  Use of Proceeds.......................................................................     21
         SECTION 3.12.  Tax Returns...........................................................................     21
         SECTION 3.13.  No Material Misstatements.............................................................     21
         SECTION 3.14.  Employee Benefit Plans................................................................     21
         SECTION 3.15.  Operation of Business.................................................................     22
         SECTION 3.16.  Laws; Environment.....................................................................     22
         SECTION 3.17.  Investment Company Act................................................................     23
         SECTION 3.18.  Public Utility Holding Company Act....................................................     23
         SECTION 3.19.  Foreign Person........................................................................     23

ARTICLE IV.  CONDITIONS OF LENDING............................................................................     23
         SECTION 4.1.   All Borrowings........................................................................     23
         SECTION 4.2.   Closing Date..........................................................................     24



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
ARTICLE V.  AFFIRMATIVE COVENANTS.............................................................................     24
         SECTION 5.1.   Existence; Businesses and Properties..................................................     24
         SECTION 5.2.   Insurance.............................................................................     25
         SECTION 5.3.   Obligations and Taxes.................................................................     25
         SECTION 5.4.   Financial Statements, Reports, etc....................................................     25
         SECTION 5.5.   Litigation and Other Notices..........................................................     27
         SECTION 5.6.   ERISA................................................................................      27
         SECTION 5.7.   Maintaining Records; Inspections......................................................     27
         SECTION 5.8.   Environment...........................................................................     27
         SECTION 5.9.   Use of Proceeds.......................................................................     28

ARTICLE VI.  NEGATIVE COVENANTS...............................................................................     28
         SECTION 6.1.   Acquisitions..........................................................................     28
         SECTION 6.2.   Liens ................................................................................     28
         SECTION 6.3.   Sale and Lease-Back Transactions......................................................     29
         SECTION 6.4.   Investments, Loans and Advances.......................................................     29
         SECTION 6.5.   Mergers, Consolidations and Sales of Assets...........................................     29
         SECTION 6.6.   Dividends and Distributions...........................................................     30
         SECTION 6.7.   Transactions with Affiliates..........................................................     30
         SECTION 6.8.   Business of Borrower..................................................................     30
         SECTION 6.9.   Current Ratio.........................................................................     30
         SECTION 6.10.  Funded Debt to EBITDA Ratio...........................................................     30
         SECTION 6.11.  EBITDA to Interest Expense Ratio......................................................     30
         SECTION 6.12.  Total Indebtedness to Tangible Net Worth..............................................     30

ARTICLE VII.  EVENTS OF DEFAULT...............................................................................     30

ARTICLE VIII.  MISCELLANEOUS..................................................................................     32
         SECTION 8.1.   Notices...............................................................................     32
         SECTION 8.2.   Survival of Agreement.................................................................     33
         SECTION 8.3.   Binding Effect........................................................................     33
         SECTION 8.4.   Successors and Assigns................................................................     34
         SECTION 8.5.   Expenses; Indemnity...................................................................     34
         SECTION 8.6.   Right of Setoff.......................................................................     35
         SECTION 8.7.   Applicable Law........................................................................     35
         SECTION 8.8.   Waivers; Amendment....................................................................     35
         SECTION 8.9.   Interest Rate Limitation..............................................................     35
         SECTION 8.10.  Entire Agreement......................................................................     36
         SECTION 8.11.  Waiver of Jury Trial..................................................................     36
         SECTION 8.12.  Severability..........................................................................     36
         SECTION 8.13.  Counterparts..........................................................................     36
         SECTION 8.14.  Jurisdiction; Consent to Service of Process...........................................     36



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                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT dated effective as of December 21, 2000, is between COLORADO MEDTECH, INC., a Colorado corporation, CIVCO MEDICAL INSTRUMENTS CO., INC., an Iowa corporation, BIOMED Y2K, INC., a Colorado corporation, and CMED CATHETER AND DISPOSABLES TECHNOLOGY, INC., a Minnesota corporation (collectively referred to herein, on a joint and several basis, as the "Borrower"), and KEYBANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

         The Borrower has requested the Lender to extend credit in order to enable the Borrower, subject to the terms and conditions of this Agreement, to borrow on a revolving basis, at any time and from time to time prior to the Maturity Date (as defined herein), an aggregate principal amount at any time outstanding not in excess of the lesser of of (i) the Borrowing Base (calculated in accordance with the most recent Borrowing Base Certificate delivered to the Lender pursuant to Section 5.4(c), or (ii) the Maximum Amount (as defined herein) (the "Revolving Credit Loan"), the proceeds of which shall be used to provide working capital, to fund permitted acquisitions and for other general corporate purposes. The Lender is willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

         Accordingly, the Borrower and the Lender agree as follows:

                             ARTICLE I. DEFINITIONS

         SECTION I.1. Defined Terms. As used in this Agreement, the following words and terms shall have the meanings specified below:

         "Account Receivable" means any account receivable, account, chattel paper, general intangible, document, or instrument owned, acquired, or received by a person, including, but not limited to any and all rights, interest, or claims accruing to Borrower either in its own right or pursuant to the terms of any lease agreement, assignment or other instrument by and between the Borrower and any other person in and to all accounts, contract rights, general intangibles and right to payment of every kind or description now or at any time hereafter arising, directly or indirectly, out of the operations of Borrower and/or the provision of services by or on behalf of Borrower. An Account Receivable, as referred to in this Agreement, shall not include any government receivables or uninsured foreign receivables.

         "Acquisition" shall mean any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going concern or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or a majority (by percentage or voting power) of the outstanding partnership interests of



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a partnership or a majority (by percentage or voting power) of the outstanding ownership interests in any other form of legal entity.

          "Adjusted Tangible Capital" of any Person means, for any time for the determination thereof, the sum of the Current Assets of such Person, less Intangible Assets, less Current Liabilities, less investments in, advances to, promissory notes and any receivables from any Subsidiary of such Person, plus Subordinated Debt, in conformity with GAAP.

         "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Agreement" shall mean this Credit Agreement, as the same may be modified from time to time by an amendment duly executed by Borrower and Lender.

         "Amortization Expense" for any Person means, for any period, the consolidated amortization expense of such Person for such period, determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

         "Base Rate" shall mean a variable rate of interest equal to the higher of (i) the rate of interest publicly announced by the Lender from time to time as its "prime rate," or (ii) the Federal Funds Rate plus one-half of one percent (0.50%). The Base Rate shall vary on a daily basis as the Lender's "prime rate" and the Federal Funds Rate vary.

         "Base Rate Loan" shall mean any Loan that bears interest with reference to the Base Rate.

         "Base Rate Margin" shall mean such margin as is adjusted pursuant to
Section 2.3(b)(ii) of this Agreement.

         "Borrower Indebtedness" shall mean all Indebtedness of the Borrower to the Lender, now existing or hereafter arising.

         "Borrowing" shall have the meaning set forth in Section 2.6.

         "Borrowing Base" means an amount equal to the sum of (i) 80% of Eligible Accounts plus (ii) the lesser of (A) 50% of Eligible Inventory, or (B) 80% of Eligible Accounts.

         "Borrowing Base Certificate" has the meaning assigned to that term in
Section 5.4(d).

         "Business Day" shall mean (i) with respect to any borrowing, payment or rate selection of LIBOR Rate Loans, a day (other than a Saturday or Sunday) on which banks generally are open in Denver, Colorado for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Denver, Colorado for the conduct of substantially all of their commercial lending activities.



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         "Calendar Quarter" shall mean a three (3) month period commencing on
January 1, April 1, July 1 or October 1, as the context may require.

          "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

         "Change of Control" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower, as an entirety or substantially as an entirety to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of related transactions; (ii) the acquisition by any Person or "group" of fifty percent (50%) or more of the aggregate voting power of all classes of Common Equity of the Borrower in one transaction or a series of related transactions; (iii) the liquidation or dissolution of the Borrower; (iv) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with any Person, including, a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of fifty percent (50%) or more of the aggregate voting power of all classes of Common Equity of the Borrower, or of any Person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the aggregate voting power of all classes of Common Equity of the Borrower; or (v) at any time during the term of the Loan, a majority of the Board of Directors of the Borrower is not comprised of Persons who (a) were members of the Board of Directors of the Borrower, as of the date of this Agreement ("Original Directors")or (b) were nominated for election or elected to the Board of Directors of the Borrower, with the affirmative vote of at least a majority of the directors who themselves were Original Directors or who were similarly nominated for election or elected.

         "Closing Date" shall mean December 21, 2000.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Commitment" shall mean the Commitment of Lender to make Loans hereunder as set forth in Section 2.1.

         "Commitment Fee" shall mean a fee calculated at the Unused Fee Rate, payable quarterly in arrears, which shall be computed based on the average unused amount of the Revolving Credit Loan.

         "Common Equity" means with respect to any Person, capital stock of such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.



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         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Current Assets" means, with respect to any Person as at any date of determination, the total assets of such Person and its consolidated Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

         "Current Liabilities" means, with respect to any Person as at any date of determination, the total liabilities of such Person and its consolidated Subsidiaries which may properly be classified as current liabilities on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

         "Depreciation Expense" for any Person means, for any period, the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "Default Rate" shall have the meaning assigned to such term in Section 2.3(c).

         "Dollars" or "$" shall mean lawful money of the United States of America.

         "EBIT" for any Person means, for any period, the sum of the amounts for such period of (i) Net Income, (ii) Tax Expense, and (iii) Interest Expense, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

         "EBITDA" for any Person means, for any period, the sum of the amounts for such period of (i) Net Income, (ii) Tax Expense, (iii) Interest Expense,
(iv) Amortization Expense, and (v) Depreciation Expense, all as determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP.

         "Eligible Accounts Receivable" means, as at any applicable date of determination, the aggregate face amount of the Accounts Receivable included in the definition of Account Receivable hereunder without duplication, in each case less (without duplication) the aggregate amount of all reserves and deductions with respect to such Accounts Receivable set forth below or as otherwise provided in this Agreement and less the aggregate amount of all returns, discounts, claims, credits, charges and allowances of any nature with respect to such Accounts Receivable (whether issued, owing, granted or outstanding). Unless otherwise approved in writing by the Lender in its sole discretion, no individual Account Receivable shall be deemed to be an Eligible Account Receivable if:

         (a) the Borrower does not have legal and valid title to the Account Receivable; or



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         (b) the Account Receivable is not the valid, binding and legally enforceable obligation of the account debtor subject, as to enforceability, only to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability of creditors' rights generally and (ii) judicial discretion in connection with the remedy of specific performance and other equitable remedies; or

         (c) the Account Receivable arises out of a sale made by any Borrower to an Affiliate of any Borrower; or

         (d) the Account Receivable or any portion thereof is more than 90 days past due, in which event only the portion thereof that is more than 90 days past due shall be excluded from Eligible Accounts Receivable unless that portion which is more than 90 days past due is in excess of 50% of the total Account Receivable and then the entire Account Receivable shall be excluded; or

         (e) (i) the account debtor is also a creditor of the Borrower, to the extent of the amount owed by the Borrower to the account debtor, (ii) the Account Receivable is subject to any claim on the part of the account debtor disputing liability under such Account Receivable in whole or in part, to the extent of the amount of such dispute or (iii) the Account Receivable is reasonably likely to become subject to any right or setoff or any counterclaim, claim or defense by the account debtor, to the extent of the amount of such setoff or counterclaim, claim or defense; or

         (f) the Lender does not have a valid and perfected first priority security interest in such Account Receivable; or

         (g) the Account Receivable, when aggregated with all other Accounts Receivable of the same account debtor (or any Affiliate thereof), exceeds fifteen percent (15%) (or, in the case of General Electric Corporation, exceeds twenty percent (20%)) in face value of all Accounts Receivable of the Borrower then outstanding, to the extent of such excess; or

         (h) the Lender determines in good faith in accordance with its internal credit policies that (i) collection of the Account Receivable is insecure or
(ii) the Account Receivable may not be paid by reason of the account debtor's financial inability to pay; or

         (i) the account debtor has commenced a voluntary case under applicable bankruptcy laws, as not constituted or hereafter amended, or made an assignment for the benefit of creditors or if a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the account debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or if any other petition or other application for relief under the account debtor, or if the account debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or



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         (j) the principal place of business of the account debtor is located outside of the United States, unless Borrower provides to Lender, in form satisfactory to Lender, a letter of credit or insurance with respect to such Account Receivable.

         "Eligible Inventory" shall mean, as of any date of determination thereof, the sum of the following (determined without duplication): the lower of cost or market (determined in accordance with GAAP) of all Inventory (excluding work in process) owned by and in the possession or under the exclusive control of Borrower, wherever such Inventory may be located and in which the Lender has a valid and perfected first-priority security interest and which (i) if stored on leased premises, the landlord of such premises shall have waived in writing, in form and substance satisfactory to the Lender, any and all statutory liens,
(ii) meets all standards imposed on Borrower by any governmental authority having jurisdiction over such Inventory, its use or sale, and (iii) is currently saleable.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "Event of Default" shall have the meaning assigned to such term in
Article VII.

         "Federal Funds Rate" means, for each day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 A.M. Denver time on such day on such transactions received by the Lender from three Federal Funds brokers of recognized standing selected by the Lender in its sole discretion.

         "Fees" shall mean the Commitment Fee.

         "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or controller of such corporation.

         "Funded Debt" of any person shall mean, as of the applicable measuring date, all Capital Lease Obligations plus the outstanding principal balance of all Indebtedness.




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          "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness.

         "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

         "Intangible Assets" means, with respect to any Person, at any time for the determination thereof, the amount of (i) all write-ups in the book value of any asset owned by such Person, (ii) any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or equity interests over the value assigned thereto on the books of such Person,
(iii) all unamortized debt discount, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or development expenses and other intangible items and (iv) all items that would be considered intangible assets under GAAP.



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         "Interest Expense" for any Person shall mean, for any period, the sum of (x) total interest expense (including that attributable to Capital Leases in accordance with GAAP) and (y) total cash dividends paid on any preferred stock, in each case of such Person and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness and preferred stock of such Person and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing.

          "Interest Period" means, with respect to any LIBOR Rate Loan, the period commencing on the date such Loan is made or continued and ending on the last day of such period as selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period as selected by the Borrower pursuant to the provisions below. The duration for any LIBOR Rate Loan shall be one (1) month, two (2) months or three (3) months, as selected by the Borrower; provided, however, that whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, and; provided, further, however, that if such extension of time would cause the last day of such Interest Period for a LIBOR Rate Loan to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

         "Inventory" shall mean (i) all goods which are owned by the Borrower and which are held for sale in the ordinary course of business and (ii) all raw materials owned by the Borrower and held for incorporation into such finished goods.

         "LIBOR Rate" shall mean for each Interest Period for any LIBOR Rate Loan, the average rate as established by the British Bankers Association ("BBA") on the first day of such Interest Period, based on the average of the rates charged by eight (excluding the four highest and the four lowest rates) of the sixteen largest British Banks in London. If the BBA no longer reports such rate or Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to Lender in the London Interbank Market, Lender may select in its reasonable discretion a replacement index for determining LIBOR, and shall promptly notify Borrower of such selection. If there are changes in the LIBOR Reserve Requirement, the LIBOR Rate shall be adjusted by dividing the LIBOR Rate by the result of (x) 1.00 minus (y) the LIBOR Reserve Requirement.

         "LIBOR Rate Loan" shall mean any Loan that bears interest with reference to the LIBOR Rate.

         "LIBOR Rate Margin" shall mean such margin as is adjusted pursuant to
Section 2.3(b)(ii) of this Agreement.

         "LIBOR Reserve Requirements" means, for any Interest Period for any LIBOR Rate Loan, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D



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of the Board of Governors of the Federal Reserve System) having a term equal to such Interest Period.

         "Lien" shall mean any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for security, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

         "Loans" shall mean the loans made by Lender pursuant to Section 2.1.

         "Loan Documents" shall mean this Agreement, the Note, any Security Agreement securing the Borrower Indebtedness, any UCC-1 Financing Statements relating to the security interests granted therein, and any other instruments or documents evidencing or relating to the Loan.

          "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower or any Subsidiary to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lender under any Loan Document.

         "Maturity Date" shall mean three (3) years from the Closing Date.

         "Maximum Amount" shall mean $15,000,000.

         "Net Income" for any Person means, for any period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any other Person (other than consolidated Subsidiaries of such Person) in which any third Person (other than such Person or any of its consolidated Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period, (ii) the income (or loss) of any other Person accrued prior to the date it becomes a consolidated Subsidiary of such Person or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or such other Person's assets are acquired by such Person or any of its consolidated Subsidiaries, and (iii) the income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that consolidated Subsidiary.

         "Note" shall mean the promissory note executed by Borrower which evidences the Revolving Credit Loan.

         "PBGC" shall mean the Pension Benefit Guarantee Corporation referred to and defined in ERISA and any successor thereto.

         "Person" shall mean any natural person, corporation, business trust, joint venture, association, Borrower, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

         "Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the
Code).

         "Responsible Officer" of any corporation shall mean any executive officer or financial officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "Subordinated Debt" shall mean Indebtedness of a Person which is subordinated, in a manner reasonably satisfactory to the Lender, to all Indebtedness of such Person owing to the Lender.

         "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Tax Expense" for any Person means, for any period, the consolidated tax expense of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries in conformity with GAAP.

         "Total Indebtedness" shall mean all Indebtedness of a Person less Subordinated Debt.

         "Transactions" shall have the meaning assigned to such term in Section 3.2.

         "Unused Fee Rate" shall mean such rate as is set forth pursuant to
Section 2.3(b)(ii) of this Agreement.

         SECTION I.2. Terms Generally. The definitions in Section 1.1. shall apply equally to both the singular and plural forms of the terms defined. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                             ARTICLE II. THE CREDIT

         SECTION II.1. Amount of Credit. The Bank hereby agrees, subject to the terms and conditions of this Agreement, to make the Revolving Credit Loan to the Borrower as follows:

                  (i) Lender hereby makes a Revolving Credit Loan to the Borrower from time to time on and after the date of this Agreement through and including the Maturity Date, in an amount not to exceed the Revolving Credit Loan. Until the Maturity Date, the Borrower may borrow, repay, and reborrow amounts under the Revolving Credit Loan up to the Maximum Amount.

                  (ii) Each advance under the Revolving Credit Loan (each such advance is referred to herein as a "Loan") shall constitute either a LIBOR Rate Loan or a Base Rate Loan, subject to the following conditions:

                           (A) Each Loan that is made or continued as a LIBOR Rate Loan shall be made or continued on such Business Day, in such amount (equal to $100,000.00 or an integral multiple thereto), and with such an Interest Period as the Borrower shall request by written notice given to the Lender no later than 11:00 a.m. (Denver, Colorado time) on the third Business Day prior to the date of disbursement or continuation of the requested LIBOR Rate Loan. Each written notice of any LIBOR Rate Loan shall be irrevocable and binding on the Borrower and the Borrower shall indemnify the Lender against any loss or expense incurred by the Lender as a result of any failure by the Borrower to consummate such LIBOR Rate Loan, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by the Lender to fund the LIBOR Rate Loan. A certificate as to the amount of such loss or expense submitted by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error. In the event that the Borrower fails to provide the Lender with the required written notice, the Borrower shall be deemed to have given a written notice that such LIBOR Rate Loan shall be converted to a Base Rate Loan on the last day of the applicable Interest Period. In no event shall the Borrower be permitted to select a LIBOR Rate Loan having an Interest Period ending after the Maturity Date;

                           (B) Each Loan that is made as a Base Rate Loan shall be made on such Business Day and in such amount (equal to $100,000.00 or any integral multiple thereof) as the Borrower shall request by written notice given to the Lender no later than 11:00 a.m. (Denver, Colorado time) on the date of disbursement of the requested Base Rate Loan.


         SECTION II.2. Loan Evidenced by Promissory Note. All Loans shall be evidenced by the Note dated the date hereof. The Note shall be a master note, and the principal amount of all Loans outstanding shall be evidenced by the Note or any ledger or other record of the Lender, which shall be presumptive evidence of the principal owing and unpaid on the Note.

         SECTION II.3. Interest Rates. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan is made until such principal amount shall be paid in full as follows:

                  (a) (i) With respect to any LIBOR Rate Loan, at a rate per annum equal to the sum of the LIBOR Rate effective as of the date such LIBOR Rate Loan was made and the LIBOR Rate Margin (as described in subpart (b) below) in effect from time to time, in accordance with this Agreement.

                           (ii) With respect to any Base Rate Loan, at a rate per annum equal to the sum of the Base Rate and the Base Rate Margin (as described in subpart (b) below) in effect from time to time, which rate shall change when and as the Base Rate changes in accordance with this Agreement.

                  (b) (i) Except as otherwise provided herein, the LIBOR Rate Margin, the Base Rate Margin or the Unused Fee Rate in effect shall be adjusted as of the first day of each Calendar Quarter, based on the balance sheet provided to Lender by Borrower during the preceding Calendar Quarter. For example, for the Calendar Quarter beginning on January 1, the applicable LIBOR Rate Margin, Base Rate Margin and Unused Fee Rate shall be determined based on the balance sheet delivered to Lender by Borrower pursuant to Section
                           5.4 during the preceding November for the Calendar Quarter ending on September 30th. The LIBOR Rate Margin or the Base Rate Margin in effect shall be applicable to new advances for Revolving Credit Loans as of the date of such advances, and to a continued Loan as of the date of continuation, occurring within the calendar quarter in which such LIBOR Rate Margin or Base Rate Margin is in effect.

                           (ii) As of the first day of each Calendar Quarter, the LIBOR Rate Margin, the Base Rate Margin and the Unused Fee Rate shall be adjusted to be the percentage indicated in the following table corresponding to the Borrower's Funded Debt to EBITDA ratio, which shall be calculated from the balance sheet provided by the Borrower to the Lender under
                           Section 5.4(b) of this Agreement.


Funded Debt to EBITDA     LIBOR Rate Margin         Base Rate Margin           Unused Fee Rate
---------------------     -----------------         ----------------          ----------------
=> 2.5                    200 Basis Points           75 Basis Points           40 Basis Points
----------------          ----------------          ----------------          ----------------
< 2.5 but => 2.0          150 Basis Points           25 Basis Points           30 Basis Points
----------------          ----------------          ----------------          ----------------
< 2.0 but => 1.5          100 Basis Points            0 Basis Points           25 Basis Points
----------------          ----------------          ----------------          ----------------
< 1.5                      75 Basis Points            0 Basis Points           20 Basis Points


                           (iii) Any such adjustment to the LIBOR Rate Margin, the Base Rate Margin or the Unused Fee Rate shall only remain effective until the earlier of the first day of the next Calendar Quarter or the date on which an Event of Default shall occur.

                  (c) Upon the occurrence of any Event of Default and so long as such Event of Default is continuing, the unpaid principal amount of the Revolving Credit Loan, and accrued interest thereon, or any fees or any and other sum payable hereunder, shall thereafter until paid in full bear interest (the "Default Rate") at a rate per annum equal to four hundred (400) basis points in excess of the Base Rate in effect from time to time.

         SECTION II.4 Interest Payments. The Borrower shall pay to the Lender accrued interest on the unpaid principal balance of each Base Rate Loan on either (i) the date such Loan is converted to a LIBOR Rate Loan, or (ii) the last date of each Calendar Quarter, whichever is earlier. The Borrower shall pay to the Lender accrued interest on the unpaid principal balance of each LIBOR Rate Loan on (i) the date such Loan is converted to a Base Rate Loan, or (ii) the last day of the day of each Calendar Quarter, whichever is earlier.

         SECTION II.5 Prepayment.

         (a) The Borrower may prepay any Base Rate Loan in whole, or in part, at any time or times. The Borrower may prepay any LIBOR Rate Loan, in whole or in part, upon not less than three (3) Business Days' prior written notice given to the Lender; provided, that, if payment of a LIBOR Rate Loan occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, the Borrower shall indemnify Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits required to fund or maintain the LIBOR Rate Loan.

         (b) Without notice or demand, if the sum of the outstanding principal balance of the Loans shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the

Loans to the extent necessary to eliminate such excess. Any payment received by the Lender under this Section 2.5(b) may be applied to the Borrower Indebtedness, in such order and in such amounts as the Lender, in its discretion, may from time to time determine. If, after giving effect to any such payment any LIBOR Rate Loan would be prepaid prior to the end of its applicable Interest Period, the Borrower shall pay the Lender the breakage fee required under Section 2.5(a) hereof.

         SECTION II.6 Notice of Borrowings. The Borrower shall give prior written notice to Lender before a proposed borrowing (a "Borrowing") pursuant to
Section 2.1(ii) hereof. Such notice shall be irrevocable and shall in each case refer to this Agreement. Each notice of Borrowing shall be deemed a representation by Borrower that all conditions precedent to such Borrowing have been satisfied.

         SECTION II.7 Fees.

         (a) The Commitment Fee shall be payable, in arrears, on the last day of each Calendar Quarter, commencing December 31, 2000, and continuing on the last day of each Calendar Quarter thereafter until the Maturity Date, and shall be based on the average unused amount of the Maximum Amount pertaining to the Revolving Credit Loan for the Calendar Quarter ending on such date. The Commitment Fee due December 31, 2000, shall be prorated based on the number of days from the Closing Date through December 31, 2000, divided by the number of days in the Calendar Quarter ending December 31, 2000.

         (b) Once paid, none of the Fees shall be refundable under any circumstances, unless the Borrower and Lender subsequently determine that an error has occurred in the calculation of any fees due. In such event, any remaining fee balances will be paid within thirty (30) days from the date that the error was determined.

         SECTION II.8 Termination of Commitments. The Commitment shall be automatically terminated at 5:00 p.m., Denver, Colorado time, on the Maturity Date. At that time the unpaid principal balance of the Revolving Credit Loan, together with interest thereon, shall be due and payable in full.

         SECTION II.9 Computation of Interest and Fees. Interest on Loans and unpaid fees, if any, shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

         SECTION II.10 Additional Costs.

         (a) If, due to either (i) any change in any law or regulation (or its interpretation), or (ii) the compliance with any guideline or request from any central lender or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of making, funding or maintaining LIBOR Rate Loans, then the Borrower shall from time to time, upon demand by the Lender pay to the Lender additional amounts sufficient to reimburse the Lender for any such additional costs. A certificate of the Lender submitted to the Borrower as to the amount of such additional costs, shall be conclusive and binding for all purposes, absent manifest error. Upon notice from the Borrower to the Lender within five (5) Business Days after the Lender notifies the Borrower of any such additional costs pursuant to this Section 2.10(a), the Borrower may either prepay in full all LIBOR Rate Loans so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or (ii) convert such LIBOR Rate Loans so affected then outstanding into Base Rate Loans upon not less than four (4) Business Days' notice to the Lender. If any such prepayment or conversion of any LIBOR Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrower also shall pay to the Lender such additional amounts sufficient to indemnify the Lender against any loss, cost, or expense incurred by the Lender as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

         (b) If either (i) any change in any law or regulation (or its interpretation), or (ii) the compliance with any guideline or request from any central lender or other governmental authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender determines that the amount of such capital is increased by or based upon the existence of the Loan (or commitment to make the Loan) and other extensions of credit (or commitments to extend credit) of similar type, then, upon demand by the Lender, the Borrower shall pay to the Lender from time to time as specified by the Lender additional amounts sufficient to compensate the Lender in the light of such circumstances, to the extent that the Lender reasonably determines such increase in capital to be allocable to the existence of the Lender's Loan (or commitment to make the Loan). A certificate of the Lender submitted to the Borrower as to such amounts shall be conclusive and binding for all purposes, absent manifest error. Upon notice from the Borrower to the Lender within five (5) Business Days after the Lender notifies the Borrower of any such additional costs pursuant to this Section 2.10(b), the Borrower may either (A) prepay in full the Loan if so affected, together with interest accrued thereon to the date of such prepayment, or (B) convert the Loan if so affected into a Loan of any other type not so affected upon not less than four (4) Business Days' notice to the Lender. If any such prepayment or conversion of any LIBOR Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrower also shall pay to the Lender such additional amounts sufficient to indemnify the Lender against any loss, cost, or expense incurred by the Lender as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Lender to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

         SECTION II.11 Illegality. Notwithstanding any other provision of this Agreement, if any change in any law or regulation (or its interpretation) shall make it unlawful, or any central Lender or other governmental authority shall assert that it is unlawful, for the Lender to perform its obligations hereunder to make, continue, or convert LIBOR Rate Loans hereunder, then, (a) on notice thereof by the Lender to the Borrower, the obligation of the Lender to make or continue a LIBOR Rate Loan or to convert any Base Rate Loan into a LIBOR Rate Loan shall terminate and the Lender shall thereafter be obligated to make only Base Rate Loans whenever any written notice requests for any type LIBOR Rate Loan is received, and (b) upon demand therefor by the Lender to the Borrower, the Borrower shall either (i) forthwith prepay in full any LIBOR Rate Loan then outstanding, together with interest accrued thereon, or request that the Lender, upon four (4) Business Days' notice, convert any LIBOR Rate Loan then outstanding into a Base Rate Loan. If any such prepayment or conversion of any LIBOR Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Borrower also shall pay to the Lender such additional amounts sufficient to indemnify the Lender against any loss, cost, or expense incurred by the Lender as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Lender to the Borrower shall be conclusive and binding, for all purposes, absent manifest error.

         SECTION II.12 Payments. The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), Denver, Colorado time, on the date when due in dollars to the Lender at its offices at 1675 Broadway, Suite 500, Denver, Colorado 80202, in immediately available funds. Borrower may direct that such payments be made by direct debit from an account of Borrower. Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to Lender that:

         SECTION 3.1. Organization; Powers. The Borrower (a) is a Colorado corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

         SECTION 3.2. Authorization. The execution, delivery and performance by the Borrower of each of the Loan Documents and the borrowings hereunder (collectively, the "Transactions" (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not
(i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of the Borrower or any Subsidiary.

         SECTION 3.3. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         SECTION 3.4. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

         SECTION 3.5. Financial Statements. The Borrower has heretofore furnished to Lender its consolidated and consolidating balance sheets and statements of income and changes in financial condition as of and for the fiscal year ended June 30, 2000, audited by and accompanied by the report of independent public accountants. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated subsidiaries as of the dates thereof required to be disclosed in accordance with GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

         SECTION 3.6. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, since June 30, 2000.

         SECTION 3.7. Title to Properties; Possession Under Leases.

         (a) The Borrower and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.2.

         (b) The Borrower and each of the Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. The

Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

         SECTION 3.8. Subsidiaries. Schedule 3.8 sets forth a complete and accurate list of the Subsidiaries of the Borrower as of the date of this Agreement, showing the jurisdiction of incorporation or formation of each and showing the percentage of the Borrower's ownership of the outstanding stock or membership interest of each Subsidiary. All of the outstanding capital stock of each such corporate Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by the Borrower free and clear of all liens.

         SECTION 3.9. Litigation. Except as set forth in Schedule 3.9, as of the date of this Agreement there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i) which involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect or a judgment in excess of $50,000.

         SECTION 3.10. Agreements. Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could result in a Material Adverse Effect.

         SECTION 3.11. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

         SECTION 3.12. Tax Returns. The Borrower has filed or caused to be filed all Federal, state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, except taxes that are being contested in accordance with Section 5.3.

         SECTION 3.13. No Material Misstatements. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

         SECTION 3.14. Employee Benefit Plans. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred during the past five years as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC, and the present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by a material amount the value of the assets of such Plan. Schedule 3.14 sets forth a complete list of the Plans of the Borrower as of the date of this Agreement.

         SECTION 3.15. Operation of Business. The Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its effective businesses substantially as now conducted and as presently proposed to be conducted and the Borrower is not in material violation of any valid rights of others with respect to any of the foregoing.

         SECTION 3.16. Laws; Environment. The Borrower has duly complied, and its businesses, operations, assets, equipment, property, leaseholds, or other facilities are in compliance, in all material respects, with the provisions of all federal, state, and local statutes, laws, codes, and ordinances and all rules and regulations promulgated thereunder (including without limitation those relating to the environment, health and safety). The Borrower has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code, or ordinance and all rules and regulations promulgated thereunder as hazardous); or (6) other environmental, health or safety matters, other than such as would not have a Material Adverse Effect or result in a fine, penalty, judgment or other liability in excess of $50,000. During the past five years, the Borrower has not received notice of, or has actual knowledge of any violations of any federal, state, or local environmental, health, or safety laws, codes or ordinances or any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities which would result in a Material Adverse Effect or result in a fine, penalty, judgment or other liability in excess of $50,000. Except in accordance with a valid governmental permit, license, certificate or approval, during the past five years, there has been no material emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing any premises owned or leased by Borrower, of any toxic or hazardous substances or hazardous wastes at or from any premises owned or operated by Borrower. During the past five years, there has been no complaint, order, directive, claim, action, or notice by any governmental authority or any Person or entity with respect to violations of law or damages by reason of Borrower's (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (3) noise emissions; (4) solid or liquid waste disposal; (5) use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous waste; or (6) other environmental, health or safety matters affecting the Borrower or its business, operations, assets, equipment, property, leaseholds, or other facilities, other than such as would not have a Material Adverse Effect or result in a fine, penalty, judgment or other liability in excess of $50,000. Borrower does not have any material indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law, or statute regarding such storage, treatment, cleanup, or disposal, other than obligations in the ordinary course of Borrower's business.

         SECTION 3.17. Investment Company Act. The Borrower is not currently, or upon the making of any Loan hereunder will become, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.18. Public Utility Holding Company Act. The Borrower is not a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.19. Foreign Person. The Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                        ARTICLE IV. CONDITIONS OF LENDING

         The obligations of Lender to make the Loan hereunder are subject to the satisfaction of the following conditions:

         SECTION 4.1. All Borrowings. On the date of each Borrowing:

         (a) The Lender shall have received a notice of such Borrowing as required by Section 2.6.

         (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date or except to the extent Borrower has notified Lender in writing of any exceptions to such representations and warranties.

         (c) The Borrower shall be in compliance in all material respects with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing. Without limiting the foregoing, as of the date of each Borrowing, Borrower must have furnished to Lender all of the financial information required by Section 5.4.

         Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.1.

         SECTION 4.2. Closing Date. On the Closing Date:

         (a) Lender shall have received a duly executed Note complying with the provisions of Section 2.2, and all other Loan Documents required herein.

         (b) Lender shall have received a favorable written opinion from counsel for the Borrower in such from acceptable to Lender, dated the Closing Date and addressed to the Lender.

         (c) All legal matters incident to this Agreement and the borrowings hereunder shall be satisfactory to the Lender and its counsel.

         (d) The Lender shall have received (i) a copy of the certificate of incorporation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of the Borrower have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as Lender or counsel for the Lender, may reasonably request.

         (e) The Lender shall have received a certificate, dated the Closing Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.1.

                        ARTICLE V. AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees with Lender that so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Lender shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

         SECTION 5.1. Existence; Businesses and Properties.

         (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property and equipment material to the conduct of such business and keep such property and equipment in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         SECTION 5.2. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for Personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and, maintain such other insurance as may be required by law.

         SECTION 5.3. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall set aside on its books adequate reserves with respect thereto.

         SECTION 5.4. Financial Statements, Reports, etc. The Borrower shall furnish to Lender:

         (a) within 120 days after the end of each fiscal year, its consolidated balance sheets (together with an unaudited description of consolidating entries) and related statements of income and changes in financial position, showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by reputable independent public accountants acceptable to the Lender and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each fiscal quarter of each fiscal year, its consolidated balance sheets (together with an unaudited description of consolidating entries) and related statements of income and changes in financial position, showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of notes;

         (c) concurrently with any delivery of financial statements under (a) or
(b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Lender demonstrating compliance with the covenants contained in Sections 6.9 through 6.12, inclusive;

         (d) Within 45 days after the end of each fiscal quarter of the Borrower, the Borrower shall deliver to the Lender a borrowing base certificate in the form of Exhibit A hereto (the "Borrowing Base Certificate") detailing the Borrower's Eligible Accounts Receivable and Eligible Inventory as of the last day of such fiscal quarter, certified as complete and correct on behalf of the Borrower by a Financial Officer of the Borrower. In addition, each Borrowing Base Certificate shall have attached to it such additional schedules and/or other information as the Lender may reasonably request including, without limitation, an accounts receivable aging report, and an Inventory listing. If the Borrower fails to deliver any such Borrowing Base Certificate within 45 days after the end of any fiscal quarter, then the Borrowing Base shall be deemed to be $0 until such time as the Borrower delivers such required Borrowing Base Certificate.

         (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

         (f) promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants;

         (g) as soon as possible and in any event within ten (10) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

          (h) promptly after the furnishing thereof, copies of any statement, report, document, notice, certificate, and correspondence furnished to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement relating to Indebtedness of the Borrower in excess of $50,000 and not otherwise required to be furnished to the Lender pursuant to any other clause of this
Section 5.4; and

         (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any subsidiary, or compliance with the terms of any Loan Document, as the Lender may reasonably request.

         SECTION 5.5. Litigation and Other Notices. The Borrower shall furnish to the Lender prompt written notice of the following:

         (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

         (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Affiliate thereof which, if adversely determined, could result in (i) a Material Adverse Effect or (ii) a judgement in excess of $50,000; and

         (c) any development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Effect.

         SECTION 5.6. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and (b) furnish to the Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $25,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 412 of the Code) or to appoint a trustee to administer any Plan or Plans, and (iii) within 10 days after a filing with the PBGC pursuant to
Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC.

         SECTION 5.7. Maintaining Records; Inspections. The Borrower shall maintain all financial records in accordance with GAAP and permit any representatives designated by Lender to inspect the financial records of the Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

         SECTION 5.8. Environment. Be and remain in compliance in all material respects with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; notify the Lender promptly of any notice of a hazardous discharge or environmental complaint received from any governmental agency or any other party which could have a Material Adverse Effect or result in a penalty, fine, judgment or other liability in excess of $50,000; notify the Lender promptly of any hazardous discharge from or affecting its premises which could have a Material Adverse Effect or result in a penalty, fine, judgment or other liability in excess of $50,000; promptly contain and remove the same, to the extent required by applicable laws; and promptly pay any fine or penalty assessed in connection therewith.

         SECTION 5.9. Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

                         ARTICLE VI. NEGATIVE COVENANTS

         The Borrower covenants and agrees with Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Lender shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

         SECTION 6.1. Acquisitions. Enter into, or permit, any Acquisition in excess of $2,500,000 in the aggregate per annum, without the prior written consent of Lender.

         SECTION 6.2. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except:

         (a) Liens for taxes not yet due or which are being contested in compliance with Section 5.3;

         (b) pledges and deposits made in the ordinary course of business and/or in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations, as applicable;

         (c) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

         (d) Liens which arise in the ordinary course of business for sums not due or sums which the Company is contesting in good faith and by appropriate proceedings and with respect to which the Company has made adequate reserves in accordance with GAAP, but which do not involve any deposits or advances or borrowed money or the deferred purchase price of property or services;

         (e) purchase money security interests in an aggregate amount not to exceed $25,000 per annum;

          (f) statutory Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies or rentals incurred in the ordinary course of the Company's business; provided that the underlying obligations relating to such Liens are paid in the ordinary course of business or are being contested in good faith and by appropriate proceedings and with respect to which the Company has made adequate reserves in accordance with GAAP;

         (g) attachment, judgment and other similar non-tax Liens with respect to which no Event of Default would exist pursuant to Article VII; and

         SECTION 6.3. Sale and Lease-Back Transactions. Other than any existing leases which the Lender has approved, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         SECTION 6.4. Investments, Loans and Advances. Without the prior written consent of Lender, which may be withheld in Lender's sole and absolute discretion, make any loan or advance to any Person, or purchase or otherwise acquire, any capital stock, assets (other than assets acquired in the ordinary course of business), obligation, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person including, without limitation, any hostile takeover, hostile tender offer or similar hostile transaction (collectively, "Investments"), except: (1) a direct obligation of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A-1," by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (3) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial
Lender or federal savings Lender having capital and surplus in excess of $250,000,000; (4) stocks, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower; (5) Acquisitions permitted pursuant to Section 6.1; (6) loans or expense advances to employees in the ordinary course of business in an amount not to exceed $10,000 in the aggregate or (7) Investments in Subsidiaries of the Borrower.

         SECTION 6.5. Mergers, Consolidations and Sales of Assets. Without the prior written consent of Lender, which may be withheld in Lender's sole and absolute discretion, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) except that (a) the Borrower may purchase and sell inventory in the ordinary course of business or (b) the Borrower may make sales, transfers and other dispositions in the ordinary course of business and dispose of equipment deemed to be surplus or obsolete.

         SECTION 6.6. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that any Subsidiary may declare and pay dividends or make other distributions to the Borrower.

         SECTION 6.7. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets of, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

         SECTION 6.8. Business of Borrower. Engage at any time in any business or business activity other than business activities reasonably incidental to being a full-service provider of advanced medical products and comprehensive outsourcing services.

         SECTION 6.9. Current Ratio. The Borrower shall not permit the ratio of its Current Assets to its Current Liabilities, measured at the end of each fiscal quarter, to be less than 1.25 to 1.00.

         SECTION 6.10. Funded Debt to EBITDA Ratio. The Borrower shall not permit the ratio of its Funded Debt to its EBITDA, measured at the end of each fiscal quarter for the 12-month period ending on the date of calculation, to be greater than 3.00 to 1.00.

         SECTION 6.11. EBIT to Interest Expense Ratio. The Borrower shall not permit the ratio of its EBIT to its Interest Expense, measured at the end of each fiscal quarter for the 12-month period ending on the date of calculation, to be less than 2.00 to 1.00.

         SECTION 6.12. Total Indebtedness to Adjusted Tangible Capital. The Borrower shall not permit the ratio of its Total Indebtedness to Adjusted Tangible Capital, measured at the end of each fiscal quarter, to be more than
2.50 to 1.00.

                         ARTICLE VII. EVENTS OF DEFAULT

         In case of the happening of any of the following events ("Events of Default"):

         (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

         (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable;

         (d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Sections 5 and 6 hereof;

         (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any non-monetary covenant, condition or agreement contained in any Loan Document (other than a covenant specifically dealt with in this Article VII) and such default shall continue unremedied for a period of thirty (30) days after written notice thereof from the Lender to the Borrower;

         (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness, when and as the same shall become due and payable, or (ii) fail to observe or perform, after any applicable notice and cure period, any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, the breach of which could give rise to acceleration of such Indebtedness;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or of a substantial part of the property or assets of the Borrower under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the property or assets of the Borrower or (iii) the winding-up or liquidation of the Borrower; and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (h) the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the property or assets of the Borrower, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

         (i) one or more judgments for the payment of money in an aggregate amount in excess of $50,000.00 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally and properly taken by a judgment creditor to levy, upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment and Borrower does not prevent such levy from taking place;

         (j) a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n)(1)(A) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount exceeding $25,000.00 and, within 30 days after the reporting of any such Reportable Event to the Lender or after the receipt by the Lender of the statement required pursuant to Section 5.6, the Lender shall have notified the Borrower in writing that (i) the Lender has made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans; or

         (k) a Change in Control shall occur:

then, and in every such event and at any time thereafter during the continuance of such event, the Lender may by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitment and (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Revolving Credit Loan, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

                           ARTICLE VIII. MISCELLANEOUS

         SECTION 8.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand, overnight courier service, or via certified or registered mail as follows:

If to the Borrower:

Colorado MEDtech, Inc.
6175 Longbow Drive
Boulder, Colorado 80301
Attention: Chief Financial Officer

If to the Lender:

KeyBank National Association
1675 Broadway, Suite 500
Denver, Colorado 80202
Attention:  Michelle Bushey, Vice President

         All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 8.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 8.1.

         Notwithstanding the foregoing notice requirements, notices of Borrowing, interest rate elections, prepayment and similar administrative matters may be sent by the Borrower to the Lender via facsimile.

         SECTION 8.2. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loan, and the execution and delivery to the Lender of the Note evidencing such Loan, regardless of any investigation made by the Lender or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

         SECTION 8.3. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of the Lender.

         SECTION 8.4. Successors and Assigns.

         (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower and the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         (b) Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loan at the time owing to it and the Note held by it).

         SECTION 8.5. Expenses; Indemnity.

         (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lender in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loan made or the Note issued hereunder, including the fees and disbursements of Brownstein Hyatt & Farber, P.C., counsel for the Lender, and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the fees and disbursements of any other counsel for the Lender. The Borrower further agrees that it shall indemnify the Lender from and hold it harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

         (b) The Borrower agrees to indemnify the Lender and its directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loan or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or willful misconduct of such Indemnitee.

         (c) The provisions of this Section 8.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loan, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Lender. All amounts due under this Section 8.5 shall be payable within five (5) Business Days following written demand therefor.

         SECTION 8.6. Right of Setoff. If an Event of Default shall have occurred and be continuing Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by Lender, irrespective of whether or not Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which Lender may have.

         SECTION 8.7. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO.

         SECTION 8.8. Waivers; Amendment.

         (a) No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Lender hereunder and under the other Loan Documents are cumulative and exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

         SECTION 8.9. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by Lender in accordance with applicable law, the rate of interest payable under the Note, together with all Charges payable to Lender, shall be limited to the Maximum Rate.

         SECTION 8.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 8.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.11.

         SECTION 8.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 8.3.

         SECTION 8.14. Jurisdiction; Consent to Service of Process.

         (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Colorado State court or Federal court of the United States of America sitting in Denver, Colorado, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Colorado State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

         (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any Colorado State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense or an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                    COLORADO MEDTECH, INC., a Colorado
                                    corporation



                                    By:      /s/ Gregory A. Gould
                                             ---------------------------
                                    Name:    Gregory A. Gould
                                    Its:     Chief Financial Officer



                                    CIVCO MEDICAL INSTRUMENTS CO., INC., an
                                    Iowa corporation



                                    By:      /s/ Charles R. Klasson, Jr.
                                             ---------------------------
                                    Name:    Charles R. Klasson, Jr.
                                    Its:     President


                                    BIOMED Y2K, INC., a Colorado corporation


                                    By:      /s/ Stephen K. Onody
                                             ---------------------------
                                    Name:    Stephen K. Onody
                                    Its:     President

                                    CMED CATHETER AND  DISPOSABLES
                                    TECHNOLOGY,  INC., a Minnesota corporation



                                    By:      /s/ Stephen K. Onody
                                             ---------------------------
                                    Name:    Stephen K. Onody
                                    Its:     President


                                    KEYBANK NATIONAL ASSOCIATION, a national banking association



                                    By:      /s/ Michelle K. Bushey
                                             ---------------------------
                                    Name:    Michelle K. Bushey
                                    Its:     Vice President

                               SECURITY AGREEMENT


1. DEBTORS:                       COLORADO MEDTECH, INC.
                                  6175 Longbow Drive
                                  Boulder, Colorado 80301

                                  CIVCO MEDICAL INSTRUMENTS CO. INC.
                                  102 1st Street South
                                  Kalona, Iowa 52247

                                  BIOMED Y2K, INC.
                                  6175 Longbow Drive
                                  Boulder, Colorado 80301

                                  CMED CATHETER AND DISPOSABLES TECHNOLOGY, INC. 13845 Industrial Park Boulevard
                                  Plymouth, Minnesota 55441

                                  (Collectively referred to herein, on
                                  a joint and several basis, as
                                  "Debtor").

2. SECURED PARTY:                 KEYBANK NATIONAL ASSOCIATION
                                  1675 Broadway, Suite 500
                                  Denver, Colorado 80202
                                  Attention: Michelle Bushey, Vice President

3. DATED:                         December 21, 2000

4. COLLATERAL: The following property which is now or hereafter owned by Debtor or in which Debtor now or hereafter has any right, title or interest is hereinafter collectively referred to as the "Collateral":

              (a) All inventory; and

              (b) All deposit accounts, reserves, deferred payments, refunds, accounts receivable, notes, chattel paper and general intangibles of every kind and nature, including, without limitation, all governmental permits, licenses, certificates, consents and approvals, all rights to carry on business under any name under which Debtor does business, and all patents, copyrights, tradenames, trademarks and goodwill; all books, records and other documentation relating to the foregoing including, without limitation, all listing and compilations of such accounts and all original documents creating, evidencing, securing or guaranteeing the indebtedness under any such accounts such as contracts, orders, invoices, receipts, security documents and guarantees;

              (c) All rights to payment under contracts relating to inventory or any part thereof and all accounts receivable derived from sales therefrom; and in all proceeds and products of such inventory in any form, including without limitation, in all accounts and chattel paper arising out of the sale or lease of such inventory, in any accessions thereto and in all returned or repossessed inventory;

              (d) All causes of action, claims and compensation of every kind and nature, whether direct or consequential, or for any injury, loss or diminution in value of the property owned by Debtor, and all policies of insurance covering any of the other items of property listed herein and all proceeds, loss payments and premium refunds which may become payable with respect to such insurance policies;

              (e) All books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, customer lists, vendor lists, computer records and computer software; and

              (f) All additions, renewals and replacements of the items of property listed in this Security Agreement and all articles in substitution therefor, including, without limitation, all cash and non-cash proceeds from the sale or other transfer of any of such items.

5. PRIMARY USE OF COLLATERAL: Business.

6. OBLIGATIONS (collectively, the "Obligations"):

         (a) All obligations to Secured Party, direct or indirect, absolute or contingent, now existing or hereafter arising in connection with that certain:

                  (i) revolving credit loan in the amount of up to $15,000,000 (the "Loan") made by Secured Party to Debtor as evidenced by that certain Note dated of even date herewith, executed by Debtor and payable to the order of Secured Party in the stated principal amount of Fifteen Million and No/100 Dollars ($15,000,000) (the "Note") and all sums now or hereafter advanced thereunder;

                  (ii) Credit Agreement (the "Credit Agreement") of even date by and between Secured Party and Debtor;

                  (iii) all other documents or instruments now or hereafter evidencing, securing, guaranteeing and/or relating to the indebtedness evidenced by the Note.

This Security Agreement and all of the documents and instruments referred to in this subparagraph (a), as the same may be amended or replaced from time to time, are hereinafter collectively referred to as the "Loan Documents".

         (b) All expenditures made or incurred by Secured Party to protect and maintain the Collateral and to enforce its rights under this Security Agreement, as more fully set forth herein.

         (c) Any and all future advances made under the Note and/or any of the other Loan Documents.

7. SECURITY INTEREST: Debtor hereby grants to Secured Party a continuing security interest in the Collateral. The security interest granted herein is given to secure payment and performance of the Obligations.

8. WARRANTIES AND REPRESENTATIONS: Debtor warrants and represents to Secured Party that:

         (a) Debtor is the sole owner of the Collateral free and clear of all liens, security interests, adverse claims and encumbrances (other than the security interest created by the Loan Documents), except as otherwise permitted by Section 6.2 of the Credit Agreement.

         (b) No financing statement covering any of the Collateral is on file in any public office, other than the financing statement evidencing the security interest created hereby.

         (c) The execution and delivery of this Security Agreement will not violate any law, agreement or document governing Debtor or to which Debtor is a party.

         (d) The Collateral will be used primarily for the purposes set forth in Paragraph 5 above.

         (e) The principal place of business of Debtor is at its addresses listed in Paragraph 1 above.

9. COVENANTS OF DEBTOR: Except as may otherwise be set forth in or allowed under the terms of any of the other Loan Documents, Debtor covenants and agrees that unless and until Secured Party expressly agrees in writing to another course of action:

         (a) Debtor shall not sell, pledge, hypothecate, transfer, lease, assign, abandon or otherwise dispose of any of the inventory or any interest therein except in the ordinary course of business.

         (b) Debtor shall promptly notify Secured Party of any Event of Default (as defined in Paragraph 10 hereof).

         (c) Debtor shall defend the Collateral against the claims and demands of all persons.

         (d) Debtor shall, at any time upon demand of Secured Party, exhibit to and allow inspection by Secured Party of records with respect to the Collateral and shall, promptly upon request from Secured Party, deliver to Secured Party an accounting as to the identity, location and value of the Collateral in such detail as Secured Party shall reasonably require.

         (e) Secured Party, at its option, may discharge taxes, liens, security interests and other encumbrances against the Collateral and may pay for the maintenance and preservation thereof if not otherwise paid or performed by Debtor. Debtor shall reimburse Secured Party on demand for any payments as made, plus interest thereon at the Default Rate (as defined in the Credit Agreement) from the date of such payment. Any such payments made by Secured Party, together with interest thereon, shall be secured by the Collateral as provided herein and by all of the other Loan Documents.

         (f) Debtor shall from time to time execute financing statements and other documents in form satisfactory to Secured Party (and pay the cost of filing or recording them in whatever public offices Secured Party deems necessary) and perform such other acts as Secured Party may request to perfect and maintain a valid security interest in the Collateral.

         (g) Debtor shall not move its principal place of business or its books and records relating to the Collateral without thirty (30) days prior written notice thereof to Secured Party.

         (h) Debtor shall not change its name or otherwise do anything which would make the information set forth in the financing statements relating to the Collateral materially misleading without immediately notifying Secured Party of the same.

10. EVENTS OF DEFAULT: The happening of any of the following events or conditions shall be a default under this Security Agreement (singularly, an "Event of Default" or collectively, "Events of Default"):

         (a) Breach or violation by Debtor of any covenant, term or condition set forth herein not cured within the notice and grace period provided in
Article VII of the Credit Agreement; or

         (b) Default by Debtor under the Note or any of the other Loan Documents not cured within any applicable notice or grace period specified therein; or

         (c) Any warranty, representation or statement of Debtor contained herein, any of the other Loan Documents or otherwise made or furnished to Secured Party by or on behalf of Debtor proves to have been false in any material respect when made or furnished; or

         (d) The seizure or taking of any of the Collateral by any governmental or similar authority or the issuance of a writ, order of attachment or garnishment with respect thereto.

Any default under this Security Agreement not cured within the applicable grace or cure period, if any, shall be a default under each of the other Loan Documents.

11. RIGHTS AND REMEDIES:

         (a) Upon the occurrence of any Event of Default, which Event of Default has not been cured within the applicable grace or cure period, Secured Party may, without further notice or demand, declare any of the Obligations immediately due and payable and this Security Agreement in default, and thereafter, Secured Party shall have the remedies of a secured party under the Uniform Commercial Code as then in effect in the State of Colorado and all other rights and remedies at law or in equity available to secured creditors in the State of Colorado. Proceeds of any disposition of the Collateral shall be applied to the Obligations as specified in the Credit Agreement.

          (b) During the time that Secured Party is in possession of the Collateral, and to the extent permitted by law, Secured Party shall have the right to hold, use, operate, manage and control all or any part of the Collateral. Upon the occurrence of an Event of Default, Secured Party may notify account debtors to make payment directly to Secured Party and collect and retain all proceeds and other sums due or to become due with respect to the Collateral, accounting only for the net proceeds arising from such use and charging against receipts from such use all costs, expenses, charges, damage or loss by reason of such use. Notwithstanding the foregoing, Secured Party shall also be entitled, without further notice or demand and to the extent permitted by law, to have a receiver appointed to take charge of all or any part of the Collateral, exercising all of the rights specified in the immediately preceding sentence.

         (c) Debtor shall pay to Secured Party on demand all reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by Secured Party incidental to taking, holding, collecting upon, selling and the like or otherwise dealing with the Collateral, or incurred by Secured Party in otherwise enforcing any term or condition of this Security Agreement, together with interest thereon at the default interest rate (as specified in the Credit Agreement), and all such expenses and interest shall be secured by the Collateral as provided herein and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

         (d) Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of indebtedness or as to the occurrence of any default, or as to Secured Party having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given by Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

         (e) Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale of the Collateral held by Secured Party, including the sending of notices and the conduct of the sale, in the name and on behalf of Secured Party.

         (f) Nothing herein contained is intended, nor shall be construed, to preclude Secured Party from pursuing any other remedy provided by law for the collection or enforcement of any of the Obligations. Any and all rights and remedies herein expressly conferred upon Secured Party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, by the other Loan Documents or by law or equity on Secured Party, and the exercise of any one remedy shall not preclude the exercise of any other.

12. GENERAL:

         (a) Except for matters arising from the gross negligence or wilful misconduct of the Secured Party, its employees, officers or agents, Debtor hereby indemnifies and holds harmless Secured Party, and its employees, officers and agents, from and against any and all liabilities to third parties, losses and damages which may be incurred, asserted or imposed upon them or any of them as a result of or in connection with any use, operation, lease or consumption of any of the Collateral or as a result of Secured Party's seeking to obtain performance of any of the obligations due with respect to the Collateral.

         (b) No default shall be waived by Secured Party except in writing and no waiver of any payment or other right under this Security Agreement shall operate as a waiver of any other payment or right.

          (c) Without affecting any obligations of Debtor under this Security Agreement and without prejudice to any of its rights hereunder, Secured Party may, without notice or demand, renew, extend or grant indulgences with respect to any of the Obligations, take or release any other collateral as security for any of the Obligations, or add or release any guarantor, endorser, surety or other party to any of the Obligations.

         (d) Debtor hereby waives diligence, presentment, protest, demand and notice of every kind, as well as the right to require Secured Party to proceed against any person liable for the payment or performance of any of the Obligations or to foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition or prior to proceeding hereunder.

         (e) All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and sent to the addresses of the parties specified herein.

         (f) Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Colorado shall have the meanings therein stated.

         (g) All of the rights and remedies of Secured Party under this Security Agreement shall inure to the benefit of its successors and assigns. All obligations of Debtor hereunder shall be binding upon the successors and assigns of Debtor.

         (h) This Security Agreement may not be amended, modified or otherwise changed except by a written instrument duly executed by Debtor and Secured Party.

         (i) This Security Agreement shall be construed under and governed by the laws of the State of Colorado. The parties hereby consent to the personal jurisdiction of the courts and the venue specified in the Credit Agreement.

         (j) Time is of the essence of this Security Agreement and all of its provisions.

         (k) The headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions hereof.


                                    * * * * *

         DATED: December 21, 2000



                                       COLORADO MEDTECH, INC., a Colorado
                                       corporation

                                       By:      /s/ Gregory A. Gould
                                                -------------------------------
                                       Name:    Gregory A. Gould
                                       Title:   Chief Financial Officer



                                       CIVCO MEDICAL INSTRUMENTS CO., INC., an
                                       Iowa corporation

                                       By:      /s/ Charles R. Klasson, Jr.
                                                -------------------------------
                                       Name:    Charles R. Klasson, Jr.
                                       Title:   President



                                       BIOMED Y2K, INC., a Colorado corporation

                                       By:      /s/ Stephen K. Onody
                                                -------------------------------
                                       Name:    Stephen K. Onody
                                       Title:   President


                                       CMED CATHETER AND DISPOSABLES
                                       TECHNOLOGY, INC., a Minnesota corporation

                                       By:      /s/ Stephen K. Onody
                                                -------------------------------
                                       Name:    Stephen K. Onody
                                       Title:   President

                                       KEYBANK NATIONAL ASSOCIATION


                                       By:      /s/ Michelle K. Bushey
                                                -------------------------------
                                       Name:    Michelle K. Bushey
                                       Its:     Vice President

                                 PROMISSORY NOTE


$15,000,000.00                                                  Denver, Colorado
                                                               December 21, 2000


         FOR VALUE RECEIVED, the undersigned, COLORADO MEDTECH, INC., a Colorado corporation, CIVCO MEDICAL INSTRUMENTS CO., INC., an Iowa corporation, BIOMED Y2K, INC., a Colorado corporation, and CMED CATHETER AND DISPOSABLES TECHNOLOGY, INC., a Minnesota corporation ("collectively the Borrower"), whose address is 6175 Longbow Drive, Boulder, Colorado 80301, promise to pay, jointly and severally, to the order of KEYBANK NATIONAL ASSOCIATION ("Lender"), at its office at 1675 Broadway, Suite 500, Denver, Colorado 80202 (or at such other place as Lender shall designate in writing), in lawful money of the United States of America, the principal sum of Fifteen Million Dollars ($15,000,000.00) or so much thereof as may be advanced by Lender and remain unpaid from time to time, pursuant to the terms of that certain Credit Agreement of even date, to which the Borrower and Lender are parties (as the same may from time to time be amended or supplemented, the "Credit Agreement"), together with interest on said principal sum or such part thereof advanced by Lender, from the date of each advance made by Lender (an "Advance") until repaid in full, at the rate and at the times set forth in the Credit Agreement. The loan evidenced by this Note is a revolving loan, whereby the Borrower may borrow, repay and reborrow the principal indebtedness evidenced hereby.

         1. Credit Agreement. This Note (the "Note") is the Note referred to in the Credit Agreement and is entitled to the benefits thereof. The proceeds of this Note have been advanced for the uses specified in the Credit Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Credit Agreement.

         2. Interest and Payments. The outstanding principal balance of this Note shall bear interest, from the date of each Advance made by Lender until repaid in full, (i) in the case of Base Rate Loans, at a per annum rate of interest equal to the Base Rate plus the Base Rate Margin and (ii) in the case of LIBOR Rate Loans, at a per annum rate of interest equal to the applicable LIBOR Rate plus the LIBOR Rate Margin, in each case as specified in the Credit Agreement, which interest shall be due and payable, quarterly in arrears, as provided in the Credit Agreement. Upon the Maturity Date or earlier upon termination of the Credit Agreement, the entire outstanding principal balance of this Note, together with all accrued but unpaid interest thereon and all other sums due hereunder, shall be due and payable in full. The Borrower shall have the right to prepay the outstanding principal balance of this Note, together with all accrued but unpaid interest thereon and all other sums due hereunder, in full or in part, as set forth in the Credit Agreement. All payments of principal, interest and any other sums on this Note due from the Borrower to Lender shall be made to Lender in lawful money of the United States of America in the manner set forth in the Credit Agreement.

         3. Application of Proceeds. All payments hereunder by Borrower shall be applied by Lender:

              First, to the payment of all reimbursable expenses, liabilities and advances made or incurred by Lender in connection herewith including reasonable attorneys fees incurred in connection with any enforcement action taken with respect to this Note;

              Second, to the payment of any other amounts due (other than principal and interest) under this Note or the Credit Agreement;

              Third, to the payment of all interest accrued and unpaid on the outstanding indebtedness; and

              Fourth, to the payment of the outstanding principal balance of the outstanding indebtedness.

         4. Default. Time is of the essence hereof. The occurrence of any Event of Default under the Credit Agreement shall be a default hereunder and, upon the occurrence of any such default, the payment of all principal, interest and any other sums due in accordance with the terms of this Note shall, at the option of Lender, be accelerated and such principal, interest and other sums shall be immediately due and payable without notice or demand, and Lender shall have the option to foreclose or to require foreclosure of any or all liens and security interests securing the payment hereof and/or to exercise any other rights and remedies available to Lender hereunder or under the Credit Agreement. From and after an Event of Default, the outstanding principal balance shall accrue interest at the Default Rate.

         5. Governing Law. As additional consideration for the extension of credit, Borrower understands and agrees that the loan evidenced by this Note is made in the State of Colorado and the provisions hereof will be construed in accordance with the laws of the State of Colorado. The parties consent to the personal jurisdiction of the courts and the venue specified in the Credit Agreement.

         6. Maximum Interest. The provisions of this Note are hereby expressly limited so that in no event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Lender for the use, forbearance or retention of the money loaned hereunder exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision of this Note shall, at the time of performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal (whether or not then due) or at the option of Lender be paid over to the Borrower, and not to the payment of Interest.

         7. Miscellaneous Provisions.

              (a) Borrower hereby waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, diligence in taking any action to collect sums owing hereunder and all duty or obligation of Lender to effect, protect, perfect, retain or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note.

              (b) This Note and each payment of principal and interest hereunder shall be paid when due without deduction or setoff of any kind or nature or for any costs whatsoever.

              (c) Borrower agrees to reimburse Lender upon demand for all reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with Lender's collection of payments due from Borrower hereunder.

              (d) Borrower agrees that Lender may from time to time extend the maturity of this Note or the time any payment is due under this Note and may accept further security or release security for the payment of this Note, without in any way affecting any obligations of Borrower to Lender.

              IN WITNESS WHEREOF, Borrower has executed this Note to be effective as of the day and year first-above written.

                                    COLORADO MEDTECH, INC., a Colorado
                                    corporation

                                    By:      /s/ Gregory A. Gould
                                             ---------------------------
                                    Name:    Gregory A. Gould
                                    Title:   Chief Financial Officer

                                    CIVCO MEDICAL INSTRUMENTS CO., INC., an
                                    Iowa corporation

                                    By:      /s/ Charles R. Klasson, Jr.
                                             ---------------------------
                                    Name:    Charles R. Klasson, Jr.
                                    Title:   President

                                    BIOMED Y2K, INC., a Colorado corporation

                                    By:      /s/ Stephen K. Onody
                                             ---------------------------
                                    Name:    Stephen K. Onody
                                    Title:   President

                                    CMED CATHETER AND DISPOSABLES
                                    TECHNOLOGY, INC., a Minnesota corporation

                                    By:      /s/ Stephen K. Onody
                                             ---------------------------
                                    Name:    Stephen K. Onody
                                    Title:   President